UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

COMMONWEALTH REIT

(Name of the Registrant as Specified In Its Charter)

CORVEX MANAGEMENT LP

KEITH MEISTER

RELATED FUND MANAGEMENT, LLC

RELATED REAL ESTATE RECOVERY FUND GP-A, LLC

RELATED REAL ESTATE RECOVERY FUND GP, L.P.

RELATED REAL ESTATE RECOVERY FUND, L.P.

RRERF ACQUISITION, LLC

JEFF T. BLAU

RICHARD O’TOOLE

DAVID R. JOHNSON

JAMES CORL

EDWARD GLICKMAN

PETER LINNEMAN

JIM LOZIER

KENNETH SHEA

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOLICITATION STATEMENT

OF

CORVEX MANAGEMENT LP

KEITH MEISTER

RELATED FUND MANAGEMENT, LLC

RELATED REAL ESTATE RECOVERY FUND GP-A, LLC

RELATED REAL ESTATE RECOVERY FUND GP, L.P.

RELATED REAL ESTATE RECOVERY FUND, L.P.

RRERF ACQUISITION, LLC

JEFF T. BLAU

RICHARD O’TOOLE

DAVID R. JOHNSON

JAMES CORL

EDWARD GLICKMAN

PETER LINNEMAN

JIM LOZIER

KENNETH SHEA

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD CONSENT CARD TODAY

This Solicitation Statement and the enclosed GOLD consent card are being furnished by Corvex Management LP and Related Fund Management, LLC (collectively, “we”, “us”, “our” or the “Proposing Shareholders”) in connection with our solicitation of written consents (the “Consent Solicitation”) from the holders of common shares of beneficial interest, par value $0.01 per share (the “Shares”), of CommonWealth REIT, a Maryland real estate investment trust (“CommonWealth” or the “Company”), to remove without cause Barry M. Portnoy, Adam D. Portnoy, Joseph L. Morea, William A. Lamkin, Frederick N. Zeytoonjian, Ronald J. Artinian and Ann Logan as trustees of the Company and any other person or persons elected or appointed to the Board of Trustees of the Company (the “Board”) prior to the effective time of this Consent Solicitation (the “Removal Proposal”). We will also furnish, at a later date, a GREEN proxy card in connection with our solicitation of proxies (the “Proxy Solicitation”, and together with the Consent Solicitation, this “Solicitation”) to, if the Removal Proposal is successful, elect at the resulting special meeting of shareholders, and at any adjournments, postponements or continuations thereof (the “Special Meeting”), each of the following five individuals to serve as a trustee of the Company: James Corl, Edward Glickman, Peter Linneman, Jim Lozier and Kenneth Shea (each a “Nominee” and collectively, the “Nominees”) (the “Special Meeting Proposal”). The participants in this Solicitation include the Proposing Shareholders, Related Real Estate Recovery Fund GP-A, LLC, Related Real Estate Recovery Fund GP, L.P., Related Real Estate Recovery Fund, L.P., RRERF Acquisition, LLC, Keith Meister, Jeff T. Blau, Richard O’Toole, David R. Johnson and the Nominees (collectively, the “Participants”).

A consent solicitation allows shareholders (or their agents) to act by submitting written consents to proposed shareholder actions in lieu of voting in person or by proxy at an annual or special meeting of shareholders. If our Consent Solicitation to effect the Removal Proposal is successful, the officers of the Company are required to promptly call a special meeting of the shareholders to elect new trustees. By signing and returning the GREEN proxy card, when furnished, you will be able to give us your proxy to vote for our proposed trustee nominees at such Special Meeting.

THE SPECIAL MEETING TO ELECT NEW TRUSTEES WILL ONLY OCCUR IF THE REMOVAL PROPOSAL IS SUCCESSFUL AND ALL COMPANY TRUSTEES ARE REMOVED. WE CAN MAKE NO ASSURANCE THAT SUCH MEETING WILL OCCUR UNLESS THE REMOVAL PROPOSAL IS APPROVED BY THE HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SHARES ON THE RECORD DATE OF THE CONSENT SOLICITATION.

IF YOU EXECUTE AND DELIVER THE ENCLOSED GOLD CONSENT CARD YOU CAN ELECT TO VOTE FOR THE REMOVAL PROPOSAL BUT VOTE AGAINST, OR ABSTAIN FROM VOTING FOR, OUR TRUSTEE NOMINEES AT THE SPECIAL MEETING.

THIS SOLICITATION IS BEING MADE BY THE PARTICIPANTS AND NOT BY OR ON BEHALF OF THE COMPANY. This Solicitation Statement is first being sent to shareholders, along with the enclosed GOLD consent card, on or about January 29, 2014.

If you have any questions, please contact:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Shareholders call toll-free: (800) 714-3313

Banks and brokers call: (212) 269-5550

The filing of this Solicitation Statement with the Securities and Exchange Commission (the “SEC”), whether in preliminary or definitive form, shall not be deemed to be a request by the Proposing Shareholders or any other shareholder of the Company for the Company to set a record date for the Consent Solicitation. In accordance with the Arbitration Panel’s November 18 Interim Award, the Proposing Shareholders will submit a request for a record date for the Consent Solicitation to the Company by February 16, 2014.

QUESTIONS AND ANSWERS ABOUT THIS SOLICITATION

The following are some of the questions you, as a shareholder, may have about the Solicitation and answers to those questions. The following is not meant to be a substitute for the information contained in the remainder of this Solicitation Statement, and the information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this document. We urge you to read this entire document carefully prior to making any decision on whether to grant any consent or proxy hereunder.

Q:	What are you asking that the shareholders consent to and vote for?

A:	We are first proposing as part of our Solicitation that the shareholders of the Company act by written consent to remove without cause, as trustees of the Company, Barry M. Portnoy, Adam D. Portnoy, Joseph L. Morea, William A. Lamkin, Frederick N. Zeytoonjian, Ronald J. Artinian and Ann Logan and any other person or persons elected or appointed to the Board prior to the effective time of this Consent Solicitation. We refer to such proposal as the Removal Proposal. Please sign, date and mail the enclosed GOLD consent card today to consent to the Removal Proposal.

If our Consent Solicitation to effect the Removal Proposal is successful and the current Board is removed, the officers of the Company will be required to call the Special Meeting of shareholders for the purpose of electing new trustees to the Board. As part of this Solicitation we are also asking that shareholders give us their proxy to elect our five Trustee Nominees at such Special Meeting, if it were to occur. Please sign, date and mail the GREEN proxy card, when furnished, to elect our five Trustee Nominees at such Special Meeting.

Q:	If I vote for the Removal Proposal, am I required to vote for your Trustee Nominees?

A:	No. You can vote for the Removal Proposal on the enclosed GOLD consent card and also vote against, or abstain from voting for, our Trustee Nominees by marking the GREEN proxy card, when furnished, accordingly.

Q:	Who can act by written consent with respect to the Removal Proposal?

A:	Holders of Shares as of the close of business on the record date for the Consent Solicitation (the “Removal Proposal Record Date”), are entitled to act by written consent on the Removal Proposal. Please see the section entitled “Removal Proposal — Removal Proposal Record Date” on page 16 for additional information regarding the Removal Proposal Record Date.

Q:	Who can vote on the Special Meeting Proposal?

Holders of Shares as of the close of business on the record date for the Special Meeting (the “Special Meeting Record Date”) will be entitled to vote on the Special Meeting Proposal. Please see the section entitled “The Special Meeting — Special Meeting Process” on page 21 for additional information regarding the Special Meeting Record Date.

If you are a holder of Shares on the Removal Proposal Record Date, but subsequently sell your Shares on or prior to the Special Meeting Record Date, then you will not be able to vote on the election of new trustees at the Special Meeting, and any proxy you may have given us in connection with the Special Meeting Proposal will not be counted at the Special Meeting.

Q:	How many consents and proxies must be received in order to adopt the Removal Proposal and the Special Meeting Proposal?

A:	The Removal Proposal will be adopted and become effective when unrevoked written consents are signed and dated by the holders of two-thirds of the Shares outstanding on the Removal Proposal Record Date. Such consents must be delivered to the Company within 30 days of the Removal Proposal Record Date. The actual number of Shares necessary to approve the Removal Proposal will depend on the number of Shares outstanding on the Removal Proposal Record Date.

The Special Meeting Proposal is contingent upon the success of the Removal Proposal. If the Removal Proposal is successful and a Special Meeting is therefore called to elect new trustees, the Company’s Declaration of Trust states that the election of new trustees shall be by the affirmative vote of the holders of Shares representing a majority of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote thereon; provided, however, the election of a trustee in an uncontested election, which is an election in which the number of nominees for election equals (or is less than) the number to be elected at the meeting, shall be by the affirmative vote of Shares representing a majority of the total number of Share votes cast. At this time we do not know whether the election of new trustees at the Special Meeting, if one were to occur, would be a contested or uncontested election.

Q:	When is the deadline for submitting consents for the Removal Proposal?

A:	We urge you to submit your GOLD consent card as soon as possible. In order for the Removal Proposal to be adopted, we must deliver consents to the Company within 30 days of the Removal Proposal Record Date. In order to ensure that your consent is delivered to the Company in a timely manner, please sign, date and mail the enclosed GOLD consent card today. For more information please see “Removal Proposal” on page 16.

Q:	What if I do not return my GOLD consent card?

A:	If you are a record holder of Shares and do not sign, date and return a GOLD consent card, you will effectively be voting against the Removal Proposal. If you hold your Shares in “street name” and do not contact your bank, broker firm, dealer, trust company or other nominee to ensure that a GOLD consent card is submitted on your behalf, you will effectively be voting against the Removal Proposal. The adoption of the Removal Proposal requires the written consent of two-thirds of the outstanding Shares. The failure to return a written consent, abstentions and broker non-votes, if any, will have the effect of a vote “AGAINST” the Removal Proposal. If the Removal Proposal is not successful, the Special Meeting to elect new trustees will not be held, such that shareholders will not be able to vote on the Special Meeting Proposal.

Q:	What should I do if I decide to revoke my consent?

A:	An executed consent card may be revoked by marking, dating, signing and delivering a written revocation. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. A revocation may be delivered either to the Company or to the Proposing Shareholders, c/o D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005. We will promptly deliver any revocations we receive to the Company. Although a revocation is effective if delivered to the Company, we request that either the original or a copy of all revocations be mailed or delivered to D.F. King & Co., Inc. at the address set forth above so that we will be aware of all revocations.

Q:	What should I do if I decide to revoke my proxy?

A:	An executed proxy card may be revoked at any time before it is voted at the Special Meeting. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the proxy previously given is no longer effective. The delivery of a completed, later dated proxy card will revoke any earlier dated proxy. A revocation may be delivered to the Company or to the Proposing Shareholders, c/o D.F. King & Co., Inc. 48 Wall Street, 22nd Floor, New York, New York 10005. We will promptly deliver any revocations we receive to the Company. A proxy to vote at the Special Meeting may also be revoked by voting in person at the Special Meeting. Although a revocation is effective if delivered to the Company, we request that either the original or a copy of all revocations be mailed or delivered to D.F. King & Co., Inc. at the address set forth above so that we will be aware of all revocations.

The Proposing Shareholders recommend that you NOT return any Revocation of Consent card that may be sent to you by the Company.

Q:	Whom should I call if I have questions about the Solicitation?

A:	If you have any questions, please contact:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Shareholders call toll-free: (800) 714-3313

Banks and brokers call: (212) 269-5550

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

Corvex Persons

The primary business of Keith Meister is in investment management. The primary business of Corvex Management LP, a Delaware limited partnership (“Corvex” and, together with Mr. Meister, the “Corvex Persons”), is to act as investment advisor for certain private investment funds, including Corvex Master Fund LP, a Cayman Islands limited partnership (the “Corvex Fund”), the general partner of which is controlled by Mr. Meister. The general partner of Corvex is also controlled by Mr. Meister. The principal business address of each Corvex Person is 712 Fifth Avenue, 23rd Floor, New York, New York 10019.

Related Persons

Related Fund Management, LLC, a Delaware limited liability company (“Related Management”), Related Real Estate Recovery Fund GP-A, LLC, a Delaware limited liability company (“Related Recovery GP-A”), Related Real Estate Recovery Fund GP, L.P., a Delaware limited partnership (“Related Recovery GP”), Related Real Estate Recovery Fund, L.P., a Delaware limited partnership (“Related Recovery Fund”) and RRERF Acquisition, LLC, a Delaware limited liability company (“RRERF”), are collectively the “Related Persons.” Related Management holds all membership interests of Related Recovery GP-A, which, is the general partner of Related Recovery GP. Related Recovery GP is the general partner of Related Recovery Fund. Related Recovery Fund owns a majority of the membership interests in, and is the controlling member of, RRERF. The primary business of each of the Related Persons is engaging in the business of real estate investments.

The Related Companies, L.P., a New York limited partnership (“Related Companies”), is the managing member of Related Management. Related Companies develops, manages and finances real estate developments. Related Companies’ sole general partner is The Related Realty Group, Inc. (“Realty Group”). Stephen M. Ross is the sole shareholder and Chairman of Realty Group, as well as Chairman of Related Companies. Each of Related Companies, Realty Group, and Mr. Ross disclaim beneficial ownership of all Shares held by RRERF or any other Related Person.

Jeff T. Blau serves as an Executive Vice President of each of Related Management, Related Recovery GP-A and RRERF, and as a Director and the Chief Executive Officer of Realty Group, the sole general partner of Related Companies. Richard O’Toole serves as a Vice President of each of Related Management, Related Recovery GP-A and RRERF, and as an Executive Vice President of Realty Group.

The principal business address of each of the Related Persons, Related Companies, Realty Group and Messrs. Ross, Blau and O’Toole is 60 Columbus Circle, New York, NY 10023.

David R. Johnson

David R. Johnson is engaged in the business of commercial and residential real estate sales and leasing. His primary business address is 206 Island View Lane, Seneca, South Carolina 29672.

Nominees

See the section titled “The Special Meeting — Proposed Nominees” beginning on page 17 of this Solicitation Statement for information regarding each Nominee.

Corvex/Related Agreement

On January 29, 2013, Corvex and Related Recovery Fund entered into an agreement (the “Corvex/Related Agreement”), pursuant to which Corvex agreed to cause the acquisition and/or sale of Shares in an aggregate amount mutually agreed by Corvex and Related Recovery Fund from time to time, which amount may not result in the beneficial ownership by Corvex and Related Recovery Fund of more than 9.8% in the aggregate (and as to each of Corvex and Related Recovery Fund, 4.9%) of the total number of outstanding Shares.

Pursuant to the Corvex/Related Agreement, the following matters require the mutual agreement of Corvex and Related Recovery Fund: (i) the selection and nomination of individuals to serve as trustees of the Company; (ii) the making, revising or withdrawing of any proposals to the Company regarding the conduct of its business, corporate governance matters, corporate transactions or otherwise; (iii) seeking to control, advise, change or influence the management, trustees, governing instruments, shareholders, policies or affairs of the Company; (iv) the conduct of any proxy contest, consent solicitation or similar actions involving the Company, including, without limitation, the engagement of any advisors; (v) the manner, form, content and timing of any communications with the Company as well as any public disclosures, public statements or other communications relating to the Company, the Shares, the Corvex/Related Agreement or the activities contemplated by the Corvex/Related Agreement (except to the extent such disclosure is required by applicable law, regulation or fund documentation); (vi) the admission of any additional members to the group formed by the Corvex/Related Agreement or otherwise, or entering into any agreement, arrangement or understanding with any person (other than an affiliate) in connection with the holding, voting or disposition of Shares; (vii) the conduct of any litigation or investigation related to the Company or the activities contemplated by the Corvex/Related Agreement; and (viii) engaging in any of the foregoing activities, directly or indirectly, including, without limitation, through or by any their controlled affiliates, and any of their and their controlled affiliates’ respective investment funds, managed accounts or other investment vehicles managed or advised by them, other than pursuant to the Corvex/Related Agreement. The parties also agreed to cooperate and take all actions reasonably required in furtherance of any actions agreed to be undertaken pursuant to the Corvex/Related Agreement, including, without limitation (A) voting or causing to be voted any Shares beneficially owned by them and (B) executing or causing to be executed one or more written consents or agency designations with respect to such Shares. The Corvex/Related Agreement will terminate at 11:59 p.m. (New York time) on May 8, 2016, unless terminated earlier by the mutual written agreement of the parties.

Support Agreement

On April 11, 2013, Corvex and Related Recovery Fund entered into a letter agreement (the “Support Agreement”) with David R. Johnson. Pursuant to the Support Agreement, among other things, Mr. Johnson has agreed (i) to cooperate with Corvex and Related Recovery Fund with respect to their efforts to remove the entire Board, (ii) to vote all of his Shares in favor of the Removal Proposal in connection with this Solicitation, and (iii) to certain transfer restrictions on his Shares. Corvex and Related Recovery Fund have agreed to indemnify Mr. Johnson for certain losses and claims related to Mr. Johnson’s cooperation and to reimburse Mr. Johnson for his expenses in connection therewith.

Nominee Agreements

Corvex and Related Recovery Fund have entered into an agreement with each of the Nominees (the “Nominee Agreements”) pursuant to which they will, among other things, indemnify the Nominees against certain potential liabilities that might arise in connection with such Nominee being named as a trustee nominee and related matters. Such indemnification provisions of the Nominee Agreements only cover the Nominees’ service as a Nominee and not, if elected, as a trustee of the Company.

Beneficial Ownership of Shares

Please see Annex I and Annex II for a list of all transactions in the securities of the Company effectuated by the Participants within the past two years. The percentages set forth below are calculated based upon an aggregate of 118,388,202.3752 Shares outstanding, comprised of (i) 684.3752 Shares which would be received upon the conversion of Mr. Johnson’s 1,423.4834 shares of the Issuer’s 6  1⁄2% Series D Cumulative Convertible Preferred Shares (calculated based upon a conversion rate of 0.480775 common shares per series D preferred share) and (ii) 118,387,518 Shares outstanding as of November 4, 2013, as reported in the Issuer’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, filed with the SEC on November 7, 2013. As of the date of this filing, the Participants hold direct or indirect interests in the Company as follows:

•	The Corvex Fund may be deemed to beneficially own 5,675,250 Shares, which are held in certificated form in the name of the Corvex Fund (the “Corvex Shares”).

•	RRERF beneficially owns 5,675,250 Shares, which are held in certificated form in the name of RRERF (the “Related Shares”).

•	David R. Johnson beneficially owns 9,654.441 Shares (the “Johnson Shares”), which number includes 8,970.0658 common shares of beneficial interest and 684.3752 common shares of beneficial interest which would be received upon the conversion of Mr. Johnson’s 1,423.4834 shares of the Company’s 6 1/2 % Series D Cumulative Convertible Preferred Shares (calculated based upon a conversion rate of 0.480775 common shares per Series D preferred share). By virtue of the Support Agreement, Mr. Johnson may be deemed to share with the Corvex Persons and Related Persons voting power and dispositive power with respect to the 9,654.441 Shares held by him.

•	Each of the Corvex Persons may be deemed to be the beneficial owner of 11,360,154.441 Shares (representing approximately 9.6% of the Company’s outstanding Shares), which includes: (i) the Corvex Shares, (ii) the Related Shares and (iii) the Johnson Shares.

•	By virtue of their relationship, as described above, Mr. Meister and Corvex may be deemed to share voting power and dispositive power with respect to the Corvex Shares.

•	By virtue of the Corvex/Related Agreement, the Corvex Persons may be deemed to share with the Related Persons voting power and dispositive power with respect to the Related Shares.

•	By virtue of the Support Agreement, the Corvex Persons may be deemed to share with the Related Persons and David R. Johnson voting power and dispositive power with respect to the Johnson Shares.

•	Each of the Corvex Persons disclaims beneficial ownership with respect to the Related Shares and the Johnson Shares.

•	Each of the Related Persons may be deemed to be the beneficial owner of 11,360,154.441 Shares (representing approximately 9.6% of the Company’s outstanding Shares), which includes: (i) the Related Shares, (ii) the Corvex Shares and (iii) the Johnson Shares.

•	By virtue of their relationship, as described above, the Related Persons may be deemed to share voting power and dispositive power with respect to the Related Shares.

•	By virtue of the Corvex/Related Agreement, the Related Persons may be deemed to share with the Corvex Persons voting power and dispositive power with respect to the Corvex Shares.

•	By virtue of the Support Agreements, the Related Persons may be deemed to share with the Corvex Persons and David R. Johnson voting power and dispositive power with respect to the Johnson Shares.

•	Each of the Related Persons disclaims beneficial ownership with respect to the Corvex Shares and the Johnson Shares.

The Participants may effect purchases of Shares through margin accounts maintained for them with brokers, which extend margin credit as and when required to open or carry positions in their margin accounts, subject to applicable federal margin regulations, stock exchange rules and such firms’ credit policies. Positions in Shares may be held in margin accounts and may be pledged as collateral security for the repayment of debit balances in such accounts. Such margin accounts may from time to time have debit balances. In addition, since other securities may be held in such margin accounts, it may not be possible to determine the amounts, if any, of margin used to purchase Shares.

Other Information

Except as set forth in this Solicitation Statement (including the Annexes hereto), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this Solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Participant or any of his or its associates has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Solicitation Statement. Except as set forth in this Solicitation Statement (including the Annexes hereto), there are no material proceedings to which any Participant or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) has occurred during the past ten years.

BACKGROUND OF THE SOLICITATION

In January 2013, representatives of Corvex and Related Management met to discuss, among other things, a potential investment in the Company.

On January 29, 2013, Corvex and Related Recovery Fund entered into the Corvex/Related Agreement, pursuant to which, among other things, Corvex agreed to cause the acquisition and/or sale of Shares in an aggregate amount mutually agreed by Corvex and Related Recovery Fund from time to time, which amount may not result in the beneficial ownership by Corvex and Related Recovery Fund of more than 9.8% in the aggregate (and as to each of Corvex and Related Recovery Fund, 4.9%) of the total number of outstanding Shares.

On February 25, 2013, the Company announced that it had commenced a tender offer to purchase for cash up to $450.0 million of its outstanding 5.75% Senior Notes due February 15, 2014, 6.40% Senior Notes due February 15, 2015, 5.75% Senior Notes due November 1, 2015 and 6.25% Senior Notes due August 15, 2016, subject to the terms and conditions set forth in the offer to purchase and letter of transmittal related to the tender offer. Also on February 25, 2013, the Company announced that it had commenced a public offering of up to 31,050,000 Shares (the “Equity Offering”).

During the course of the same day, the Proposing Shareholders made various requests, through calls to the Company and its advisors, to meet with the Board and the Company’s management, but were told that the Company did not wish to meet with the Proposing Shareholders.

On February 26, 2013, Corvex and Related Management issued an open letter to the Board demanding that the Company immediately cease the Equity Offering and debt repurchase, and enter into discussions with Corvex and Related Management regarding maximizing long-term value for all shareholders. Corvex and Related Management also stated that if the Board failed to adequately respond, Corvex and Related Management would be prepared to seek the removal of the Board through an action by written consent. In addition, Corvex and Related Management also stated that they would be prepared to acquire all of the outstanding Shares.

Also on February 26, 2013, Corvex and Related Management issued a press release that included an open letter to the Board reiterating their demand that the Company immediately cease its proposed Equity Offering and debt repurchase, and enter into discussions with Corvex and Related Management regarding maximizing long-term value for all shareholders. Corvex and Related Management noted that they would initially be prepared to acquire all the outstanding Shares at a price of $25.00 per share (a 58% premium to the closing price of $15.85 per share on February 25, 2013), with the opportunity to meaningfully increase this proposed offer after completing due diligence. Corvex and Related Management also noted that if the Company proceeded with the proposed Equity Offering, however, their proposed valuation would be significantly negatively impacted.

On February 27, 2013, Corvex and Related Management issued a press release that included an open letter to the Board providing additional details regarding their proposal to acquire all of the outstanding Shares at a price of $25.00 per share, with the opportunity to meaningfully increase this offer after completing confirmatory due diligence.

Also on February 27, 2013, Corvex and Related Management issued an open letter to the Board again reiterating its demand that the Company immediately cease its proposed Equity Offering and debt repurchase. Corvex and Related Management specified that they would be prepared to increase their initial offer to acquire all the outstanding Shares to a price of $27.00 per share, with the opportunity to meaningfully increase this proposed offer after completing due diligence. This increased proposal was conditioned on the Board immediately cancelling the Equity Offering and engaging in good faith discussions with Corvex and Related Management within 48 hours. Such discussions did not occur.

On March 1, 2013, the Company announced that on February 27, 2013 it had priced the Equity Offering for 30,000,000 Shares and granted the underwriters an option to purchase up to an additional 4,500,000 Shares. The public offering price was $19.00 per Share.

On March 5, 2013, the Company announced that its previously announced Equity Offering of 34,500,000 Shares had closed that morning and that the Company received net proceeds, after the underwriting discount, of approximately $627.6 million.

On March 12, 2013, Corvex and Related sent a letter to the independent trustees of the Company reiterating their request to meet with the Company. Corvex and Related further requested that the independent trustees form a special committee and cease any plans to enter into any extraordinary transactions that could further erode shareholder value, including any related-party transactions.

On March 25, 2013, the Company announced that, at the Company’s request, Select Income REIT (“SIR”) had filed a registration statement with the SEC to permit the Company to make a public offering for some or all of the approximately 56% of SIR common shares owned by the Company.

Later that same day, Corvex and Related Management sent a letter to the Board demanding that the Board conduct a thorough and independent exploration of all available options to seek the highest price available to the Company for the sale of its controlling stake in SIR.

On March 26, 2013, representatives of Corvex and Related Management met with trustees Barry and Adam Portnoy. No agreements were achieved at this meeting.

On March 28, 2013, Corvex and Related Management delivered to the Board a proposal to acquire up to 100% of the outstanding Shares at a price of $24.50 per share, as compared to the $27.00 per share offered on February 27, 2013, due to the mathematical impact of the highly dilutive Equity Offering. At the time, Corvex and Related Management noted that the $1.25 billion facility discussed below in the section entitled “Financing” on page 13 is intended to replace the Company’s existing term loan agreement and revolving credit agreement in the event the entire Board is removed pursuant to the Removal Proposal, and is currently not intended to be used to acquire additional Shares. Corvex and Related Management intend to work with Deutsche Bank Securities Inc. on any further required financing.

In its March 28, 2013 letter, Corvex and Related Management also indicated to the Board that they would be prepared to buy the Company’s controlling stake in SIR at a premium to market value if the current SIR trustees resign and SIR’s management agreement with Reit Management & Research LLC (“RMR”) is terminated.

Later on March 28, 2013, the Company issued a press release confirming that it had received the Proposing Shareholders’ proposal and that the Board was reviewing such proposal.

On March 29, 2013, Adam Portnoy sent a letter to representatives of Corvex and Related Management stating that the Board had received the Proposing Shareholders proposal of March 28, 2013 and that the Board would discuss such proposal at a meeting in the near term.

On April 9, 2013, representatives of Corvex and Related Management met with Barry Portnoy, Adam Portnoy and Joseph Morea, each a member of the Board, as well as Jennifer Clark, secretary of the Company. No agreements were achieved at this meeting.

On April 10, 2013, the Proposing Shareholders filed a definitive consent solicitation statement seeking to remove all of the trustees from the Board.

On April 12, 2013, Corvex Master Fund LP, RRERF and David R. Johnson delivered to the Company formal shareholder demands for the Company to fix a record date, and we subsequently began soliciting consents to remove the entire Board (the “April Consent Solicitation”).

On June 21, 2013, the Proposing Shareholders, in connection with the April Consent Solicitation, delivered consents from holders of over 70% of the outstanding Shares as of April 22, 2013 approving the proposal to remove the trustees from the Board.

On November 18, 2013, following an evidentiary hearing, the Arbitration Panel that was appointed to resolve various disputes among CommonWealth, its trustees and the Proposing Shareholders (the “Arbitration Panel”), issued an interim arbitration award which did not validate the April Consent Solicitation, but invalidated various Bylaw amendments and other measures that had been taken by the trustees to impede their removal (the “Arbitration Panel’s November 18 Interim Award”). In its interim award, the Arbitration Panel also provided the rules to conduct this Solicitation, which rules we believe provide a clear, efficient and expeditious path to remove the current Board, and elect a slate of independent and accountable trustees. For more information about the Arbitration Panel’s November 18 Interim Award see “Litigation” beginning on page 14.

On November 25, 2013, Corvex and Related Management gave notice of their intent to commence a new consent solicitation pursuant to the rules set forth in the Arbitration Panel’s November 18 Interim Award.

On December 23, 2013, the Company announced that the Board had approved amendments to the Company’s Declaration of Trust to declassify the Board over time and provide that the vote required to elect trustees in a contested election is a plurality of votes cast and determined to present these amendments to the shareholders for approval at the Company’s 2014 annual meeting. We note that at this time the Company has not elected to also permanently opt-out of Section 3-803 of the Maryland Unsolicited Takeovers Act, such that even if the Board is declassified, the Board can subsequently elect to be classified at any time, despite contrary provisions in the governing documents and without shareholder approval. The Company also announced on December 23, 2013 that the Board had approved amendments to the Company’s poison pill to eliminate the so called “dead-hand” provisions. We note that the poison pill otherwise remains in place, and the Board can amend the poison pill at any time to reinsert the “dead-hand” provisions without a shareholder vote.

On January 4, 2014, the Company expanded the size of the Board from five to seven members and appointed Ms. Ann Logan and Mr. Ronald J. Artinian as trustees to fill the vacancies created by the increase in the size of the Board.

On January 6, 2014, the Company sent a letter to Mr. Keith Meister proposing to add him to the Board as an Independent Trustee, conditioned on his agreement to a “stand-still” agreement while serving as a member of the Board. Mr. Meister has not accepted this proposal.

REASONS FOR OUR SOLICITATION

We believe that the Company’s collection of hard assets are undervalued due to, among other things, the Company’s externally advised management structure and a poor corporate governance track record (further discussed below) which in our view evidences the current Board’s unwillingness to let shareholders hold the external manager accountable for underperformance.

According to the Company’s public filings, the Company’s day-to-day operations are conducted by RMR, which originates and presents investment and divestment opportunities to the Board and provides management and administrative services to the Company in exchange for management fees, while holding a negligible ownership stake in the Company of less than 0.3%. RMR is beneficially owned by Barry M. Portnoy and Adam D. Portnoy. Barry and Adam Portnoy also serve as the Company’s two Managing Trustees and we believe that, through such position, they effectively control all of the Company’s affairs, including RMR’s compensation and the authority to renew RMR’s contracts or hold RMR accountable for underperformance.

Because RMR has historically received virtually all of its remuneration from CommonWealth through lucrative fee streams rather than an ownership interest in the Company, we believe RMR is highly incentivized to manage the Company in a way that maximizes such fee income by continuously growing the size of the Company, rather than in a manner that creates value for shareholders. For example, the Company has historically completed dilutive equity offerings, such as the March 2013 Equity Offering, which was completed at a time when the Shares were trading at a 57% discount from the Company’s book value, as of December 31, 2012, in order to repay debt trading at prices ranging from 102% to 111% of par.

We note that RMR’s annual fees have grown from $59.7 million in 2007 to $77.3 million in 2012, an increase of 29.5%. In contrast to the remuneration paid out to RMR, the total return (including dividends) to a shareholder who has held the Company’s Shares from January 1, 2007 through February 25, 2013 (the last trading day before the Corvex Persons and the Related Persons filed their initial 13D) is a loss of 39.9%, and the Company’s stock price declined 67.8% over this same period.

We believe that the current Board’s lack of independence and willingness to act in the best interest of RMR rather than its shareholders is most dramatically evidenced by various corporate governance changes that the Board attempted to make during 2013 in response to the Proposing Shareholders’ efforts to introduce accountability into the relationship between CommonWealth and RMR. We believe that such attempted corporate governance changes, had they been successful, would have had the effect of further entrenching the current trustees and, by implication, RMR. During 2013 the current trustees, among other things:

•	passed a bylaw amendment on March 1, 2013, to “clarify that a shareholder seeking to take action to remove one or more trustees must” have held at least 3% of the outstanding shares of the Company for a minimum of 3 years;

•	secretly lobbied the Maryland legislature to attempt to insert an 11th hour amendment into a Maryland House Bill that could have made it impossible to remove trustees without cause in many Maryland companies, such as CommonWealth, even if shareholders had the explicit right to do so in a company’s charter; and

•	passed a bylaw amendment on April 12, 2013, that purported to “opt-in” to Section 3-803 of the Maryland General Corporation Law, taking the view that such “opt-in” enabled the Company to unilaterally eliminate shareholders’ right to remove trustees without cause.

(The bylaw amendments referenced above, as well as others that were made in 2013, were ruled to have no effect on this Solicitation or invalid as a matter of law by the Arbitration Panel on November 18, 2013. See “Litigation” beginning on page 14.)

We believe that shareholder value can be created by, among other things:

•	amendment of the Company’s existing Declaration of Trust and the Bylaws to conform to ISS and Glass Lewis best practices;

•	returning to shareholders the authority and ability to hold the external manager of their company accountable for underperformance;

•	internalization of management structure (meaning that the Company should transition to having its own management team and employees instead of relying on the services of RMR or another external manager), adoption of a market cost structure (meaning that the Company’s operating expenses as a percentage of revenues should in our view be reduced), and alignment of management compensation with shareholder returns (meaning that management compensation should not be based on the historical cost of managed properties or the market capitalization of the Company, but instead primarily on shareholder returns in order to, among other things, avoid incentivizing management to grow the Company for growth’s sake which would increase management fees even though such a strategy might not increase shareholder value, and that management compensation should be structured through management owning shares of the Company alongside its shareholders, rather than paying out fees to an external manager);

•	cessation of all asset sales to entities affiliated with, or managed by, RMR; and

•	use of excess cash flow and proceeds from asset sales to buy back shares or de-lever until the Company’s market value exceeds its NAV.

We believe the Company’s existing Board is not prepared to independently evaluate or undertake the steps outlined above.

We expect the Nominees will be prepared to undertake an independent evaluation of some or all of the steps outlined above and undertake such steps, if deemed appropriate and consistent with the exercise of their fiduciary duties. We note that, unless the entire Board is removed, any remaining trustees will have the ability to fill vacancies created by the removal of individual trustees.

FINANCING

A successful removal of the Board will constitute a “change of control” under each of the Company’s Credit Agreement, dated August 9, 2010 (the “Revolving Credit Agreement”), as amended and the Company’s Term Loan Agreement, dated December 16, 2010, as amended (the “Term Loan Agreement” and collectively, the “Financing Agreements”). However, such change of control will not be an event of default that automatically accelerates the payment of the $735 million in debt outstanding under both facilities. In fact, for an acceleration to occur, the holders of more than 50% of the outstanding obligations under the respective facility would have to affirmatively elect to accelerate repayment of the obligations. We note that the obligations are held by a broad group of sophisticated financial institutions that in our view would have no incentive to accelerate the payment of outstanding obligations in light of the Company’s continuing solvency and low credit risk.

We would expect that the Board, in accordance with its fiduciary duties, would engage with us and the Company’s lenders in a discussion to secure appropriate advance waivers or appropriate refinancing, in the event shareholders elect to remove the entire Board. In addition, we intend to arrange backstop commitments by requesting that Deutsche Bank Securities Inc. (“Deutsche Bank”) attempt to arrange third party debt financing for a new revolving credit facility and a new term loan facility that will be available to repay, in full, amounts due and payable under the Financing Agreements in the event that such waivers are not obtained (the “Transaction”).

Deutsche Bank has delivered a “highly confident letter” to the Proposing Shareholders to the effect that, subject to the assumptions, terms and conditions described therein, Deutsche Bank is highly confident of its ability to arrange such third party debt financing. The “highly confident letter” (which is not a commitment to provide, arrange, place, underwrite or participate in, in each case, directly or through an affiliate thereof, any such financing) is subject to customary terms and conditions, including, but not limited to, the following: (i) no material adverse change in the condition (financial or otherwise), results of operations, business, assets, property, liabilities or prospects of the Company and its subsidiaries; (ii) the terms and structure of the third party debt financing being acceptable to Deutsche Bank; (iii) the negotiation, execution and delivery of documentation for the third party debt financing satisfactory to Deutsche Bank; (iv) completion of business and legal due diligence with respect to the Company and its subsidiaries and the Transaction; (v) the availability of consolidated financial statements and pro forma financial statements (giving effect to the Transaction) of the Company and its subsidiaries; (vi) the existing indebtedness of the Company and its subsidiaries, other than the Financing Agreements, remaining outstanding and in full force and effect, with no default or event of default existing thereunder and no requirement to offer to purchase the same as a result of a “change of control” or otherwise; (vii) there being no incremental debt (other than the third party debt financing) to be incurred in connection with the Transaction; (viii) there being a detailed plan satisfactory to Deutsche Bank with respect to the replacement of RMR, the changes to the Board effected as part of the Transaction, and with the status of any related litigation; (ix) there not having been any disruption or material adverse change in the syndication market for credit facilities or the financial or capital markets in general; (x) Deutsche Bank having a reasonable time to arrange and market the third party debt financing; and (xi) satisfaction of all other conditions Deutsche Bank would require to be fulfilled.

In addition, to alleviate any shareholder concern we commit that, in the event this Consent Solicitation is successful and shareholders remove the entire Board, the Proposing Shareholders will immediately offer to buy 51% of the outstanding debt under each of the Company’s Revolving Credit Agreement and Term Loan Agreement at par value, so that no acceleration of such loans will occur. Since no such acceleration will occur, cross-acceleration provisions included in other Company debt obligations will not be triggered and should be of no concern to shareholders.

As at September 30, 2013, the Company had $235 million outstanding under its Revolving Credit Agreement and $500 million outstanding under its Term Loan Agreement.

LITIGATION

On February 27, 2013, Corvex and Related Management initiated litigation in the Circuit Court for Baltimore City, Maryland (the “Maryland Action”) against the Company, Barry M. Portnoy, Adam D. Portnoy, Joseph L. Morea, William A. Lamkin and Frederick N. Zeytoonjian (collectively, the “Trustees”) and RMR. On March 1, 2013, Corvex and Related Management initiated litigation in the U.S. District Court for the District of Massachusetts (the “Massachusetts Action”) against the Company and the Trustees.

The Company, the Trustees, and RMR responded to these lawsuits with demands for arbitration. On March 28, 2013, Corvex and Related Management voluntarily dismissed their claims against RMR in the Maryland Action. On May 8, 2013, the court in the Maryland Action directed that the claims against the Company and the Trustees proceed to arbitration. On June 5, 2013, Corvex and Related Management voluntarily dismissed the Massachusetts Action.

On May 23, 2013, the Arbitration Panel convened and conducted a preliminary hearing. On May 30, 2013, pursuant to the schedule set by the Arbitration Panel, Corvex and Related Management served counterclaims in the arbitration. Among other things, Corvex and Related Management requested that the Arbitration Panel declare various Company bylaws invalid and that the Company’s shareholders may remove the Trustees without cause notwithstanding the Company’s statements to the contrary.

On June 10, 2013, Corvex and Related Management filed in the arbitration a Motion for Partial Summary Judgment on Counterclaims Relating to Their Consent Solicitation to Remove CommonWealth’s Trustees (the “Motion”). Among other things, Corvex and Related Management sought summary judgment on their counterclaims that various Company bylaws are invalid and that the Trustees may be removed without cause notwithstanding the Company’s statements to the contrary. On July 26, 2013, there was a hearing on the Motion.

On June 17, 2013, the Company filed its Amended Claims and Responses to Respondents’ Counterclaims, and the Trustees filed their Statement of Claims and Answer to Respondents’ Counterclaims. RMR also filed a Request for Entry of Award and Claim for Declaratory Relief. The Company asserted six claims against Corvex and Related Management, and the Trustees asserted six claims against Corvex and Related Management.

On August 7, 2013, the Arbitration Panel issued an interim order concluding that the Company’s bylaw provisions that sought to impose a minimum requirement of three years and three percent holdings for shareholders to request a record date for a consent solicitation are invalid as a matter of law. The Arbitration Panel further noted its preliminary view that, contrary to the Company’s public assertions, the opt-in by the Company in April 2013 to Section 3-803 of the Maryland General Corporation Law does not eliminate or otherwise modify the right of the shareholders to remove the Trustees without cause.

From October 7, 2013 through October 17, 2013 the Arbitration Panel convened in Boston, Massachusetts and conducted an evidentiary hearing. At the beginning of the hearing, pursuant to a stipulation, RMR dismissed its arbitration claim against Corvex and Related Management.

On November 18, 2013, following the evidentiary hearing, the Arbitration Panel issued an interim award ruling that (1) CommonWealth’s election to opt into Section 3-803 of the Maryland Unsolicited Takeover Act does not alter CommonWealth shareholders’ explicit right under the Declaration of Trust to remove trustees without cause, (2) Corvex and Related have met the requirements of the Company’s information bylaws for the purposes of a new solicitation, (3) the 30-day time period for the trustees to respond to a record date request, the 60-day time period for the trustees to set a record date, the 60-day default record date if trustees fail to act, and the 90-day time period for the trustees and inspectors to review and certify the results are all invalid and (4) the requirement of three years and three percent holdings for shareholders to nominate trustees will not apply to the Special Meeting. The Arbitration Panel also reiterated its August ruling that CommonWealth’s Bylaw provisions that sought to impose a minimum requirement of three years and three percent holdings for shareholders to request a record date for a consent solicitation are invalid as a matter of law. The Arbitration Panel also found no violation of Section 13(d) and Section 14(a) of the Exchange Act by the Proposing Shareholders, and denied CommonWealth’s request for reimbursement of legal fees and expenses, finding that Section 7.12 of the Declaration of Trust and Section 15.2 of the Bylaws, which the Company had invoked to justify such purported reimbursement right, are invalid.

The Arbitration Panel’s November 18 Interim Award expressly prohibits the parties from taking any action that is intended or designed to impede or frustrate, or that has the effect of impeding or frustrating, the new solicitation process or any action that would interfere with implementation of the ruling in any way. The Arbitration Panel will also remain available to resolve any issues or disputes which may arise regarding compliance with and implementation of the new solicitation rules.

REMOVAL PROPOSAL

Proposal

Shareholders are being asked to act by written consent to remove without cause, as trustees of the Company, Barry M. Portnoy, Adam D. Portnoy, Joseph L. Morea, William A. Lamkin, Frederick N. Zeytoonjian, Ronald J. Artinian and Ann Logan and any other person or persons elected or appointed to the Board prior to the effective time of this Consent Solicitation, whether to fill any newly-created trusteeship or to fill any vacancy on the Board or for any other reason. The language relating to “any other person or persons elected or appointed to the Board” is intended to address the possibility that the current trustees might try to add trustees to the Board prior to the effectiveness of this Consent Solicitation.

A shareholder may consent to the removal of only certain existing trustees by designating the names of one or more trustees who the shareholder does not wish to be removed in the indicated space on the GOLD consent card. The removal of each individual trustee must be consented to by two-thirds of the Shares outstanding and entitled to vote on the Removal Proposal Record Date. If some, but not all, of the trustees receive votes for removal from two-thirds of the outstanding Shares, only those trustees will be removed as of the effective time of the Removal Proposal, and the other trustees will remain on the Board. Any remaining trustees will be able to fill any vacancies created by the removal of the other trustees.

Section 2.3 of the Declaration of Trust authorizes the removal of the Board at any time without cause by a vote of two-thirds of the Shares outstanding and entitled to vote. Section 6.9 of the Declaration of Trust permits this action to be taken by written consents signed by the holders of two-thirds of the Shares outstanding and entitled to vote. These provisions, along with the Arbitration Panel’s November 18 Interim Award, provide the authority through which the current trustees can be removed pursuant to this Consent Solicitation.

Removal Proposal Record Date

Pursuant to the Arbitration Panel’s November 18 Interim Award, the Proposing Shareholders have up to 90 days from November 18, 2013 to request a record date from the Company for this Consent Solicitation. No information other than a simple letter requesting the record date is required from the Proposing Shareholders. Upon our request for a record date, the Company will have 10 business days to set the Removal Proposal Record Date. The Removal Proposal Record Date shall be not more than 10 business days from the date of our request. If the Company fails to set a record date, the Removal Proposal Record Date will automatically be set as the tenth business day following our request.

When we make our request for a Removal Proposal Record Date and when the Removal Proposal Record Date is set, we will promptly disseminate such information in an appropriate manner, including by issuing a press release.

Consent Process

Pursuant to the Arbitration Panel’s November 18 Interim Award, the written consents authorizing the requested action must be delivered to the Company within 30 days of the Removal Proposal Record Date. Upon delivery of the consents, the Company will have 5 business days to inspect the consents and declare the results of this Consent Solicitation. The results of our Consent Solicitation will be communicated to you by the issuance of a press release.

The failure to sign and return a GOLD consent card will have the same effect as voting “AGAINST” the Removal Proposal. The adoption of the Removal Proposal requires the written consent of two-thirds of the outstanding Shares; the failure to return a written consent, abstentions and broker non-votes, if any, will have the effect of a vote “AGAINST” the Removal Proposal.

THE SPECIAL MEETING

Proposed Nominees

The number of trustees of the Company is currently fixed at seven and pursuant to the Company’s Declaration of Trust the Board is classified into three groups. Assuming the adoption of the Removal Proposal, all seven Company Trustees, along with any trustees appointed to the Board prior to the effective time of the Consent Solicitation, will be removed and the Company must promptly call the Special Meeting to elect new trustees. We are seeking your proxy to elect at the Special Meeting, if one occurs, our five Nominees — James Corl, Edward Glickman, Peter Linneman, Jim Lozier and Kenneth Shea — to the Board to be divided as follows:

•	the Group I trustees will be James Corl and Edward Glickman, and their term will expire at the annual meeting of shareholders to be held in 2014;

•	the Group II trustees will be Peter Linneman and Jim Lozier, and their term will expire at the annual meeting of shareholders to be held in 2015; and

•	the Group III trustee will be Kenneth Shea and his term will expire at the annual meeting of shareholders to be held in 2016.

If elected, the Nominees intend to pursue the immediate amendment of the Declaration of Trust to declassify the Board and permanently opt-out of Section 3-803 of the Maryland Unsolicited Takeovers Act. Such amendment is subject to approval by the shareholders. Until the time such amendment is approved by shareholders, the Nominees would be divided into three classes as currently required by the Company’s Declaration of Trust.

Pursuant to the Arbitration Panel’s November 18 Interim Award, if we obtain and deliver enough written consents to approve the Removal Proposal, the officers of the Company are required to promptly call a special meeting of shareholders for the purpose of electing new trustees to the Board. Such special meeting shall occur within 10 to 60 days from the date the Company calls the special meeting. Shareholders who hold at least $2,000 in market value of the Company’s Shares and have held such Shares continuously for at least one year are entitled to nominate trustees for election to the Board at such special meeting. The Arbitration Panel has determined that David R. Johnson, a Participant in this Solicitation, fits such criteria. Additionally, as of January 16, 2014, the Proposing Shareholders also satisfy such criteria.

Set forth below are the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments and directorships for the past five years of each of the Nominees, as of December 31, 2013. Each of the Nominees will be independent under the independence standards applicable to the Company under paragraph (a)(1) of Item 407 of Regulation S-K.

Name and Business Address	Age	Principal Occupation for Past Five Years and Directorships
James Corl 825 Third Avenue, 10th Floor New York, NY, 10022	47

James Corl has been a Managing Director at Siguler Guff & Company (“Siguler Guff”) since 2009, and is the Head of Real Estate. Mr. Corl oversees the Firm’s real estate investment activities, setting investment strategy, designing and constructing the portfolio, identifying potential investments, and negotiating investment terms and conditions. Prior to joining Siguler Guff, Mr. Corl spent 13 years in the REIT investment industry, most recently as Chief Investment Officer for all of the real estate activities of Cohen & Steers, Inc., a leading investor in global real estate securities. While at Cohen & Steers, Inc. Mr. Corl was directly responsible for over $30 billion of client assets invested in mutual funds and institutional separate accounts around the world. As an Associate with the Real Estate Investment Banking group at Credit Suisse First Boston, Mr. Corl was involved in acquiring portfolios of non-performing loans and distressed real estate assets for CSFB’s Praedium Real Estate Recovery Fund, as well as restructuring troubled real estate companies as publicly traded REITs.

We believe that Mr. Corl is qualified to serve as a Trustee of the Company based upon, among other things, his experience and knowledge of the real estate industry, including REITs and REIT governance issues and his financial background.

Edward Glickman 44 W. 4th Street New York, NY 10012	56

Edward Glickman is the Executive Director of the Center for Real Estate Finance Research and Clinical Professor of Finance at New York University Stern School of Business, and has been a Professor at the Stern School of Business since 2006. Mr. Glickman is also currently the Executive Chairman of FG Asset Management US, an alternative asset manager serving Korean investors, and is a Senior Advisor for Econsult Solutions, Inc., an econometric consulting firm. From 2004 to 2012 Mr. Glickman served as President and Chief Operating Officer of the Pennsylvania Real Estate Investment Trust, where he oversaw all operating functions and was a member of its Board of Trustees. Mr. Glickman has more than 30 years of experience in the real estate and financial services industry having been previously employed by The Rubin Organization, Presidential Realty Corporation, Shearson Lehman Brothers and Smith Barney. Mr. Glickman is a Fellow of the Royal Institute of Chartered Surveyors, a Certified Treasury Professional and a Registered Securities Principal.

We believe that Mr. Glickman is qualified to serve as a Trustee of the Company based upon, among other skills, his experience and knowledge of the real estate industry, his deep understanding of public and private capital markets, his leadership experience as a C-level executive of a publicly traded REIT, and his extensive strategic, operational and financial expertise.

Name and Business Address	Age	Principal Occupation for Past Five Years and Directorships
Peter Linneman 1001 Chestnut Street Philadelphia, PA 19107	62

From 1979 to 2011, Dr. Linneman was a Professor of Real Estate, Finance and Public Policy at the University of Pennsylvania, Wharton School of Business and is currently an Emeritus Albert Sussman Professor of Real Estate there. Dr. Linneman is currently a principal of Linneman Associates, a real estate advisory firm, and a principal of American Land Funds, a private real estate acquisition fund. For more than 35 years he has advised leading corporations and served on over 20 public and private boards, including serving as Chairman of Rockefeller Center Properties, where he led the successful restructuring and sale of Rockefeller Center in the mid-1990s. Dr. Linneman has won accolades from around the world, including PREA’s prestigious Graaskamp Award for Real Estate Research, Wharton’s Zell-Lurie Real Estate Center’s Lifetime Achievement Award, Realty Stock Magazine’s Special Achievement Award, and has been named “One of the 25 Most Influential People in Real Estate” by Realtor Magazine and was included in The New York Observer’s “100 Most Powerful People in New York Real Estate.”

Dr. Linneman is currently serving as a director of Equity One, Inc. and AG Mortgage Investment Trust, Inc. Dr. Linneman also serves on the board of directors of Atrium European Real Estate Ltd. and previously served as a director of JER Investors Trust, Inc.

We believe that Dr. Linneman is qualified to serve as a Trustee of the Company due to his extensive academic and business experience in real estate, his understanding of complex financial structures and his experience as a member of several public and private boards, including real estate companies.

Jim Lozier 4616 Dorset Road Dallas, Texas 75229	58

Jim Lozier retired in January 2013 after serving as co-founder and CEO of Archon Group L.P. since its formation in 1996. Archon, a wholly owned subsidiary of Goldman Sachs, is a diversified international real estate services and advisory company that under Mr. Lozier’s leadership managed 36,000 assets with a gross value of approximately $59 billion and over 8,500 employees in offices located in Washington D.C., Los Angeles, Dallas, Boston, Asia and Europe. Prior to the formation of Archon, Mr. Lozier was an employee of the J.E. Robert Company and was responsible for managing the Goldman Sachs/J.E. Robert joint venture for two years. Mr. Lozier directed the acquisition efforts of the joint venture between GS and JER from 1991-1995. Mr. Lozier has served on the Board of Directors of Dallas CASA (Court Appointed Special Advocates for Children) since 1999 and currently is on the Executive Committee and is heading CASA’s capital campaign.

We believe that Mr. Lozier is qualified to serve as a Trustee of the Company based upon, among other things, his experience and knowledge of the real estate industry and his demonstrated leadership and management abilities.

Name and Business Address	Age	Principal Occupation for Past Five Years and Directorships
Kenneth Shea 745 Fifth Avenue, 18th Floor New York, NY 10151	55

Kenneth Shea is the President of Coastal Capital Management LLC, an affiliate of Coastal Development, LLC, a New York–based privately-held developer of resort destinations, luxury hotels and casino gaming facilities. Prior to joining Coastal in September 2009, from July 2008 to August 2009, Mr. Shea was a Managing Director for Icahn Capital LP, where Mr. Shea had responsibility for principal investments in the gaming and leisure industries. From 1996 to 2008, Mr. Shea was employed by Bear, Stearns & Co., Inc., where he was a Senior Managing Director and global head of the Gaming and Leisure investment banking department. At Bear, Stearns, Mr. Shea played an active role on over $55 billion of M&A and capital raising transactions for many of the leading public companies in the gaming and leisure sector including Harrah’s Entertainment, Inc., Station Casinos Inc., Penn National Gaming Inc., Las Vegas Sands Corp., Wynn Resorts Ltd., and Carnival Corp.

Mr. Shea currently serves on the board of directors of CVR Refining, LP, serving on both the audit committee and the conflicts committee.

We believe that Mr. Shea is qualified to serve as Trustee of the Company based upon his significant experience in corporate finance, mergers and acquisitions and investing, and deep knowledge of the capital markets.

We believe that if the Nominees are elected they would be in a position, as trustees of the Company, to influence the strategic direction of the Company in accordance with their fiduciary duties.

Mr. Lozier is providing consulting services to Related Management in connection with its investment in CommonWealth and has agreed to serve in the role of interim CEO of the Company on such terms as may be reasonably agreed to by Mr. Lozier and the Company.

Mr. Corl is a Managing Director at Siguler Guff, a private equity investment firm. Funds affiliated with Siguler Guff hold a minority equity interest in RRERF. Mr. Corl is entitled to a carried interest payment dependent upon the success of Siguler Guff’s funds.

Other than as disclosed in this Solicitation Statement, none of the Nominees have any contract, arrangement, or understanding with the Company or with any person with respect to the Company securities or (except as provided in the Nominee Agreements) any financial interest concerning the Company. None of the Nominees, own, beneficially or of record, any securities of the Company. In the event any Nominee were to acquire Shares of the Company, such Nominee may be deemed to be a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Exchange Act, with respect to the Shares owned by the member of the “group”, including the 11,360,154.441 Shares which may be deemed to be beneficially owned by the Proposing Shareholders.

Each of the Nominees has consented to being named as a nominee in this Solicitation and has confirmed his willingness to serve on the Board if elected. We do not expect that any of the Nominees will be unable to stand for election, but, in the event that any such persons are unable to serve or for good cause will not serve, the Shares represented by the GREEN proxy card will be voted for substitute nominees, to the extent this is not prohibited under the Bylaws and applicable law, in each case in light of the specific facts and circumstances surrounding such substitution. Although the Company recently increased the size of the Board to seven trustees, we are currently only nominating five trustees. We reserve the right to nominate additional persons to fill such additional seats and if the Company further increases the size of the Board. In the event that any additional person is nominated by the Participants then such person will be named and information regarding such person will be provided to shareholders in a proxy supplement and revised proxy card disseminated at that time.

The Company’s current Bylaws and Declaration of Trust grant persons elected as trustees at the Special Meeting the power to increase or reduce the size of the Board and fill vacancies. If elected as the new Board, our Nominees intend to reduce the size of the Board back to five trustees such that the Nominees constitute the full Board and there are no vacancies on the Board.

This Special Meeting Proposal is subject to, and conditioned upon, the adoption of the Removal Proposal. If all of the Company Trustees are not removed, the Special Meeting Proposal will have no effect. A shareholder may vote for the election of less than all of the Nominees by designating the names of one or more Nominees who are not to be elected on the line provided on the proxy card.

Adjournment Proposal

We are also soliciting your proxy to adjourn the Special Meeting if a quorum is not present at the time of the Special Meeting or if otherwise necessary to solicit additional proxies for the election of the Nominees pursuant to the Special Meeting Proposal (the “Adjournment Proposal”).

Special Meeting Process

The Arbitration Panel’s November 18 Interim Award provides that if the Removal Proposal is successful, the officers of the Company must promptly call a special meeting of shareholders for the purpose of electing new trustees to the Board. The Special Meeting shall be noticed to occur within 10 to 60 days of the date of notice.

We expect the Company to promptly set a record date for the Special Meeting if our Removal Proposal is successful. Holders of Shares as of the close of business on the Special Meeting Record Date will be entitled to vote on the Special Meeting Proposal. We will disseminate such record date for the Special Meeting by means of a press release.

If you are a holder of Shares on the Removal Proposal Record Date, but subsequently sell your Shares on or prior to the Special Meeting Record Date, then you will not be able to vote on the election of new trustees at the Special Meeting, and any proxy you may have given us in connection with the Special Meeting Proposal will not be counted at the Special Meeting.

Required Vote

Election of Trustees: The Company’s Declaration of Trust states that the election of new trustees shall be by the affirmative vote of the holders of Shares representing a majority of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote thereon; provided, however, the election of a trustee in an uncontested election, which is an election in which the number of nominees for election equals (or is less than) the number to be elected at the meeting, shall be by the affirmative vote of Shares representing a majority of the total number of Share votes cast. At this time we do not know whether the election of new trustees at the Special Meeting, if one were to occur, would be a contested or uncontested election.

In the case of a contested trustee election at the Special Meeting, the failure to return a proxy, abstentions and broker non-votes, if any, will have the effect of a vote “AGAINST” the Special Meeting Proposal.

In the event of an uncontested trustee election at the Special Meeting, abstentions and broker non-votes, if any, will be treated as Shares present for purposes of determining whether a quorum is present and will have no effect on the outcome.

Adjournment Proposal: The Company’s Declaration of Trust states that any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, without regard to class, whether or not a quorum is present. Abstentions and broker non-votes, if any, will have no effect on the outcome of the Adjournment Proposal.

How to Vote

There are two ways you may vote your Shares for the Special Meeting Proposal and the Adjournment Proposal. You may:

1. Sign, date and return the GREEN proxy card in the postage-paid envelope when furnished. We recommend that you vote on the GREEN proxy card even if you plan to attend the Special Meeting; or

2. Vote in person by attending the Special Meeting. If you hold your Shares through a bank, broker or other custodian, you must obtain a legal proxy from such custodian in order to vote in person at the Special Meeting.

Whether or not you are able to attend the Special Meeting, you are urged to complete the GREEN proxy card that we will furnish to you and return it in the self-addressed, prepaid envelope. All valid proxies received prior to the meeting will be voted. If you specify a choice with respect to any item by marking the appropriate box on the proxy, the Shares will be voted in accordance with that specification. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” THE SPECIAL MEETING PROPOSAL TO ELECT THE NOMINEES AND “FOR” THE ADJOURNMENT PROPOSAL IF NECESSARY, AND IN THE PROXY HOLDERS’ DISCRETION AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Other Matters

At this time, we know of no other matters that may be brought before the Special Meeting. Should other matters properly be brought before the Special Meeting, including any procedural matters, the GREEN proxy card, when duly executed, will give the proxies named therein discretionary authority to vote on all such other matters and on all matters incident to the conduct of the Special Meeting to the maximum extent that they are permitted to do so by applicable law.

THE SPECIAL MEETING TO ELECT NEW TRUSTEES WILL ONLY OCCUR IF THE REMOVAL PROPOSAL IS SUCCESSFUL AND ALL COMPANY TRUSTEES ARE REMOVED. WE CAN MAKE NO ASSURANCE THAT SUCH MEETING WILL OCCUR UNLESS THE REMOVAL PROPOSAL IS APPROVED BY THE HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SHARES ON THE RECORD DATE OF THE CONSENT SOLICITATION.

IF YOU EXECUTE AND DELIVER THE ENCLOSED GOLD CONSENT CARD YOU CAN ELECT TO VOTE FOR THE REMOVAL PROPOSAL AND ALSO VOTE AGAINST, OR ABSTAIN FROM VOTING FOR, OUR TRUSTEE NOMINEES AT THE SPECIAL MEETING IF YOU SO CHOOSE.

VOTING SECURITIES

The Shares constitute the voting securities of the Company for purposes of this Solicitation. Based upon information provided in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, filed with the SEC on November 7, 2013, the Company had 118,387,518 Shares outstanding as of November 4, 2013. Cumulative voting is not permitted.

APPRAISAL RIGHTS

Shareholders are not entitled to appraisal or dissenters’ rights under Maryland law in connection with the Removal Proposal, the Special Meeting Proposal or this Solicitation Statement.

SOLICITATION OF CONSENTS AND PROXIES

The members and agents of the Corvex Persons or the Related Persons may solicit consents and proxies. Consents and proxies will be solicited by mail, advertisement, telephone, facsimile, other electronic means and in person. None of those persons will receive additional compensation for their solicitation efforts.

In addition, we have retained D.F. King & Co., Inc. (“D.F. King”) to assist in this Solicitation, for which services D.F. King will be paid a fee not to exceed $200,000. D.F. King will also be reimbursed for its reasonable out-of-pocket expenses. We have also agreed to indemnify D.F. King against certain liabilities and expenses, including certain liabilities and expenses under the federal securities laws. It is anticipated that approximately 75 persons will be employed by D.F. King to solicit shareholders in connection with the Solicitation. D.F. King does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this Solicitation.

We have engaged Deutsche Bank to act as our financial advisor in connection with our investment in the Company. We expect Deutsche Bank will be paid customary compensation in connection with its engagement. Deutsche Bank will also be reimbursed for its reasonable out-of-pocket expenses. We have also agreed to indemnify Deutsche Bank against certain liabilities and expenses, including certain liabilities and expenses under the federal securities laws. Deutsche Bank does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this Solicitation.

We will request that banks, broker firms, dealers, trust companies and other nominees forward solicitation materials to beneficial owners of Shares. We will reimburse such banks, broker firms, dealers, trust companies and other nominees for their reasonable expenses for sending solicitation material to the beneficial owners.

Our estimate of the total cost to be incurred in connection with this Solicitation for printing, mailing, advertising, attorneys (excluding litigation costs) and our proxy solicitor is $2,500,000. To date, $400,000 of expenses have been incurred in connection with this Solicitation. We will bear the costs of this Solicitation. To the extent legally permissible, if successful in the adoption of the Removal Proposal, we currently intend to seek reimbursement from the Company for the costs of this Solicitation. We do not currently intend to submit the question of such reimbursement to a vote of the shareholders of the Company.

REVOCATION PROCEDURE

Consent Revocation

An executed consent card may be revoked by marking, dating, signing and delivering a written revocation. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. A revocation may be delivered either to the Company or to the Proposing Shareholders, c/o D.F. King & Co., Inc., at 48 Wall Street, 22nd Floor, New York, New York 10005. We will promptly deliver any revocations we receive to the Company. Although a revocation is effective if delivered to the Company, we request that either the original or a copy of all revocations be mailed or delivered to D.F. King & Co., Inc. at the address set forth above so that we will be aware of all revocations.

Proxy Revocation

An executed proxy card may be revoked at any time before it is voted at the Special Meeting. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the proxy previously given is no longer effective. The delivery of a completed, later dated proxy card will revoke any earlier dated proxy. A revocation may be delivered to the Company or to the Proposing Shareholders, c/o D.F. King & Co., Inc. 48 Wall Street, 22nd Floor, New York, New York 10005. We will promptly deliver any revocations we receive to the Company. A proxy to vote at the Special Meeting may also be revoked by voting in person at the Special Meeting. Although a revocation is effective if delivered to the Company, we request that either the original or a copy of all revocations be mailed or delivered to D.F. King & Co., Inc. at the address set forth above so that we will be aware of all revocations.

SPECIAL INSTRUCTIONS

If you are a holder of record of the Shares on the Removal Proposal Record Date, you may elect to consent to, vote against or abstain with respect to the Removal Proposal by marking the “CONSENT to Removal Proposal”, “AGAINST Removal Proposal” or “ABSTAIN” box, as applicable, underneath the Removal Proposal on the accompanying GOLD consent card and signing, dating and returning it promptly in the enclosed post-paid envelope. In addition, you may withhold consent to the removal of any individual trustee, or to the removal of any other person or persons elected or appointed to the Board following the date hereof and prior to the effective time of the Removal Proposal, by writing (1) that person’s name on the consent card, and/or (2) “do not consent to removal of future trustees”, in the space indicated. To the extent you sell your Shares on or prior to the Removal Proposal Record Date, you will not have the right to consent to the Removal Proposal.

If you are a holder of record of the Shares on the Special Meeting Record Date, you may elect to vote for, against or abstain from voting with respect to the election of the Nominees at the Special Meeting, the Special Meeting Proposal, by marking the “FOR”, “AGAINST” or “ABSTAIN” box, as applicable, underneath the Special Meeting Proposal on the GREEN proxy card and signing, dating and returning it promptly upon receipt in the post-paid envelope. In addition, you may withhold your vote to the election of any individual Nominee, by writing that person’s name on the proxy card in the space indicated. To the extent you sell your Shares on or prior to the Special Meeting Record Date, you will not have the right to vote on the Special Meeting Proposal.

If a shareholder executes and delivers a GOLD consent card, but does not check a box marked “CONSENT to Removal Proposal”, “AGAINST Removal Proposal” or “ABSTAIN” for the Removal Proposal, that shareholder will be deemed to have consented to the Removal Proposal, except that the shareholder will not be deemed to consent to the removal of any trustee whose name is written in the space the application instruction to the Removal Proposal provides on the consent card.

If a shareholder executes and delivers a GREEN proxy card, but does not check a box marked “FOR”, “AGAINST” or “ABSTAIN” for the Special Meeting Proposal, that shareholder will be deemed to have voted “FOR” the Special Meeting Proposal, except that the shareholder will not be deemed to vote for any Nominee whose name is written in the space the application instruction to the Special Meeting Proposal provides on the proxy card.

If a shareholder executes and delivers a GREEN proxy card but does not check a box marked “FOR”, “AGAINST”, or “ABSTAIN” for the Adjournment Proposal, that shareholder will be deemed to have voted “FOR” the Adjournment Proposal.

If your Shares are held in the name of a bank, broker firm, dealer, trust company or other nominee, only that nominee can exercise the right to consent and vote with respect to the Shares that you beneficially own through such nominee, and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, broker firm, dealer, trust company or other nominee to execute a consent and a proxy in favor of the proposals set forth herein, in accordance with the instructions they will deliver together with this Solicitation Statement. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Proposing Shareholders, c/o D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have any questions please contact:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Shareholders call toll-free: (800) 714-3313

Banks and brokers call: (212) 269-5550

ADDITIONAL INFORMATION

The Proposing Shareholders have omitted from this Solicitation Statement certain disclosure that is already included in the Company’s proxy statement relating to the 2013 Annual Meeting of Shareholders filed with the SEC on February 25, 2013 and may be included in the Company’s consent revocation statement. Such disclosure includes, among other things, information regarding securities of the Company beneficially owned by the Company’s trustees and management; certain shareholders’ beneficial ownership of more than 5% of the Company’s securities; information concerning executive compensation; and information concerning the procedures for submitting shareholder proposals. The Proposing Shareholders take no responsibility for the accuracy or completeness of information contained in the Company’s proxy statement. Except as otherwise noted herein, the information in this Solicitation Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Although the Proposing Shareholders do not have any knowledge indicating that any statement contained herein is untrue, we do not take responsibility, except to the extent imposed by law, for the accuracy or completeness of statements taken from public documents and records that were not prepared by or on behalf of the Proposing Shareholders, or for any failure of the Company to disclose events that may affect the significance or accuracy of such information.

PROPOSALS FOR NEXT ANNUAL MEETING

On November 25, 2013 the Board approved an amendment to the Company’s Bylaws to require that shareholder nominations and shareholder proposals of other business for consideration at the 2014 annual meeting of shareholders must be submitted to the secretary of the Company in accordance with the requirements of the Bylaws not later than 5:00 p.m. Eastern Time on March 24, 2014 and not earlier than February 21, 2014. If, however, the 2014 annual meeting is called for a date that is more than 30 days earlier or later than May 14, 2014, then a shareholder’s notice of such a proposal must be so delivered not later than 5:00 p.m. Eastern Time on the tenth day following the earlier of the day on which (1) notice of the date of the 2014 annual meeting is mailed or otherwise made available or (2) public announcement of the date of the 2014 annual meeting is first made by us. Prior to this amendment, the Bylaws required that such nominations and proposals be submitted to the secretary of the Company not later than 5:00 p.m. Eastern Time on January 10, 2014 and not earlier December 11, 2013. The Company also announced that the 2014 annual meeting of shareholders would be held on June 13, 2014.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The following information is excerpted from the Company’s proxy statement relating to the 2013 Annual Meeting of Shareholders filed with the SEC on February 25, 2013:

“Some banks, brokers and other record holders of our common shares may participate in the practice of ‘householding’ proxy statements, annual reports and Notices of Internet Availability of those documents. This means that, unless shareholders give contrary instructions, only one copy of our proxy statement, annual report or Notice of Internet Availability may be sent to multiple shareholders in each household. We will promptly deliver a separate copy of any of those documents to you if you write to us at Investor Relations, CommonWealth REIT, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or call us at (617) 796-8222. If you want to receive separate copies of our proxy statement, annual report or Notice of Internet Availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.”

We will deliver additional copies of this Solicitation Statement if you contact:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Shareholders call toll-free: (800) 714-3313

Banks and brokers call: (212) 269-5550

FORWARD-LOOKING STATEMENTS

This Solicitation Statement may include forward-looking statements that reflect the Proposing Shareholders’ current views with respect to future events. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature are often used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Any forward-looking statements made in this Solicitation Statement are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Proposing Shareholders will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business, operations or financial condition. Except to the extent required by applicable law, the Proposing Shareholders undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Dated: January 27, 2014

ANNEX I

TRANSACTIONS BY THE PARTICIPANTS IN THE SECURITIES OF COMMONWEALTH REIT

DURING THE PAST TWO YEARS (CORVEX AND RELATED RECOVERY FUND)

This Annex I, together with Annex II, sets forth information with respect to each purchase and sale of securities of the Company that was effectuated by a Participant, or an affiliate of a Participant, during the past two years. Except as set forth in Annex II, as of the date of this Solicitation Statement, Corvex Management LP (“Corvex”) is the only Participant, or affiliate of a Participant, that has effectuated a transaction with respect to any securities of the Company within the past two years. Unless otherwise indicated, all transactions were effectuated in the open market and the table includes commissions paid in per share prices. Pursuant to the agreement dated January 29, 2013 by and between Corvex and Related Real Estate Recovery Fund, L.P. (“Related Recovery Fund”), 50% of all Shares purchased by Corvex were allocated to a trading account established by Related Recovery Fund, and Related Recovery Fund promptly reimbursed Corvex at cost for the purchase price of such Shares.

Trade Date	Number Purchased (Sold)	Price Per Share ($)
1/16/2013	50,000	16.05
1/16/2013	25,000	16.04
1/16/2013	59,772	16.05
1/17/2013	75,000	15.99
1/17/2013	22,892	15.97
1/17/2013	100,255	15.98
1/17/2013	1,213	15.89
1/17/2013	25,000	15.95
1/18/2013	52,350	16.16
1/18/2013	400	16.04
1/18/2013	25,000	16.08
1/18/2013	6,382	16.10
1/22/2013	90,000	16.53
1/23/2013	199,031	16.58
1/24/2013	180,905	16.61
1/25/2013	95,138	16.78
1/28/2013	134,160	16.79
1/29/2013	176,534	16.89
1/30/2013	205,773	16.87
2/1/2013	77,074	16.77
2/1/2013	1,100	16.92
2/4/2013	213,100	16.87
2/5/2013	209,874	17.01
2/6/2013	103,583	17.02
2/7/2013	325,357	17.00
2/8/2013	35,646	17.05
2/8/2013	55,582	17.05
2/11/2013	116,976	17.05
2/12/2013	64,824	17.26
2/12/2013	98,100	17.30
2/13/2013	81,177	17.31
2/13/2013	208,710	17.30
2/14/2013	39,854	17.35
2/14/2013	40,170	17.35
2/15/2013	46,872	17.38
2/15/2013	103,803	17.41
2/19/2013	78,400	17.48

Trade Date	Number Purchased (Sold)	Price Per Share ($)
2/19/2013	471,600	17.46
2/20/2013	35,062	17.53
2/20/2013	584,449	17.55
2/20/2013	240,400	17.57
2/21/2013	143,644	17.43
2/21/2013	190,327	17.61
2/21/2013	20,761	17.66
2/21/2013	16,258	17.64
2/22/2013	386,204	17.95
2/22/2013	21,989	17.79
2/25/2013	1,155,000	16.44
2/25/2013	1,109,300	17.02
2/25/2013	375,000	16.29
3/5/2013	100,000	22.91
3/5/2013	50,000	22.96
3/5/2013	530,766	23.01
3/7/2013	125,000	21.96
3/7/2013	365,000	21.86
3/8/2013	454,233	22.09
3/8/2013	202,800	22.28
3/8/2013	2,700	22.05
3/8/2013	50,000	22.02
3/12/2013	110,000	21.85
3/25/2013	110,000	22.80
3/26/2013	125,000	22.64
3/27/2013	50,000	22.25
3/27/2013	250,000	22.23
3/28/2013	150,000	22.29
4/2/2013	25,000	22.44
5/30/2013	250,000	20.59
5/31/2013	225,000	20.48

ANNEX II

TRANSACTIONS BY THE PARTICIPANTS IN THE SECURITIES OF COMMONWEALTH REIT

DURING THE PAST TWO YEARS (DAVID R. JOHNSON)

This Annex II, together with Annex I, sets forth information with respect to each purchase and sale of securities of the Company that was effectuated by a Participant, or an affiliate of a Participant, during the past two years. The tables below depict the transactions in Mr. Johnson’s accounts during the last two years for the CommonWealth’s common shares and 6 1⁄2% Series D Cumulative Convertible Preferred Shares. Unless otherwise indicated, all transactions were effectuated through dividend reinvestment or in the open market and the table includes commissions paid in per share prices.

Common Shares and 6 1⁄2% Series D Cumulative Convertible Preferred Shares held by David R. Johnson

Common Shares

Trade Date	Number Purchased (Sold)	Price Per Share ($)
2/14/2012	(2,000)	20.62
2/15/2012	(1,000)	20.71
2/22/2012	149.2944	20.76
2/22/2012	2.7852	20.29
2/22/2012	9.3476	20.76
2/22/2012	8.0195	20.76
2/22/2012	7.4781	20.28
2/22/2012	8.5224	20.76
2/23/2012	150	19.01
2/24/2012	1,350	19.01
2/27/2012	500	18.69
3/6/2012	1,302	18.47
5/25/2012	182.6511	18.20
5/25/2012	3.2527	17.92
5/25/2012	10.9165	18.20
5/25/2012	9.3657	18.20
5/25/2012	8.7334	17.91
5/25/2012	9.953	18.20
8/27/2012	226.9499	15.05
8/27/2012	4.0418	14.96
8/27/2012	13.5642	15.05
8/27/2012	11.637	15.05
8/27/2012	10.8518	14.96
8/27/2012	12.3671	15.05
11/23/2012	121.2007	14.56
11/23/2012	2.1584	14.56
11/23/2012	7.2438	14.56
11/23/2012	6.215	14.56
11/23/2012	5.7954	14.56
11/23/2012	6.6044	14.56
2/22/2013	101.2825	17.72
2/22/2013	1.8037	17.72
2/22/2013	6.0533	17.72
2/22/2013	5.1934	17.72
2/22/2013	4.8431	17.72
2/22/2013	5.519	17.72
5/23/2013	4.8687	20.38

6 1⁄2% Series D Cumulative Convertible Preferred Shares

Trade Date	Number Purchased (Sold)	Price Per Share ($)
2/16/2012	2.6212	21.53
2/16/2012	4.9934	21.53
2/16/2012	0.503	21.53
2/16/2012	7.8635	21.53
2/16/2012	8.4565	21.53
5/16/2012	2.6955	21.33
5/16/2012	5.1356	21.33
5/16/2012	0.5175	21.33
5/16/2012	8.087	21.33
5/16/2012	8.6969	21.33
8/16/2012	2.5333	23.13
8/16/2012	4.8258	23.13
8/16/2012	0.4863	23.13
8/16/2012	7.599	23.13
8/16/2012	8.1731	23.13
11/16/2012	2.5384	23.49
11/16/2012	4.8355	23.49
11/16/2012	0.487	23.49
11/16/2012	7.6153	23.49
11/16/2012	8.1895	23.49
2/19/2013	2.5537	23.75
2/19/2013	4.8649	23.75
2/19/2013	0.49	23.75
2/19/2013	7.661	23.75
2/19/2013	8.2386	23.75
5/16/2013	7.7275	23.95

i	DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION USING THE ENCLOSED PREPAID ENVELOPE PROVIDED.	i

GOLD CARD

CONSENT OF SHAREHOLDERS OF COMMONWEALTH REIT

TO TAKE ACTION WITHOUT A MEETING

THIS SOLICITATION IS BEING MADE BY CORVEX MANAGEMENT LP, KEITH MEISTER, RELATED FUND MANAGEMENT, LLC, RELATED REAL ESTATE RECOVERY FUND GP-A, LLC, RELATED REAL ESTATE RECOVERY FUND GP, L.P., RELATED REAL ESTATE RECOVERY FUND, L.P., RRERF ACQUISITION, LLC, JEFF T. BLAU, RICHARD O’TOOLE, DAVID R. JOHNSON, JAMES CORL, EDWARD GLICKMAN, PETER LINNEMAN, JIM LOZIER AND KENNETH SHEA.

THIS SOLICITATION IS NOT BEING MADE BY OR ON BEHALF OF COMMONWEALTH REIT

Unless otherwise indicated below, the undersigned, a shareholder of record of CommonWealth REIT (the “Company”), hereby consents pursuant to Sections 2.3 and 6.9 of the Declaration of Trust of the Company, with respect to all common shares of beneficial interest, par value $0.01 per share, held by the undersigned to the taking of the following action without a meeting of the shareholders of the Company:

The removal without cause of Barry M. Portnoy, Adam D. Portnoy, Joseph L. Morea, William A. Lamkin, Frederick N. Zeytoonjian, Ronald J. Artinian and Ann Logan as trustees of the Company and any other person or persons elected or appointed to the Board of Trustees of the Company prior to the effective time of this proposal (the “Removal Proposal”).

☐	☐	☐
Consent to Removal Proposal	Against Removal Proposal	Abstain

INSTRUCTION: TO CONSENT TO, VOTE AGAINST OR ABSTAIN FROM CONSENTING TO THE REMOVAL OF ALL THE ABOVE-NAMED TRUSTEES, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO APPROVE THE REMOVAL OF CERTAIN OF THE ABOVE-NAMED PERSONS, BUT NOT ALL OF THEM, OR IF YOU DO NOT WISH TO APPROVE THE REMOVAL OF ANY OTHER PERSON OR PERSONS ELECTED OR APPOINTED TO THE BOARD OF TRUSTEES OF THE COMPANY PRIOR TO THE EFFECTIVE TIME OF THE REMOVAL PROPOSAL, CHECK THE “CONSENT TO REMOVAL PROPOSAL” BOX ABOVE AND WRITE (1) THE NAME OF EACH SUCH PERSON YOU DO NOT WISH REMOVED AND/OR (2) “DO NOT CONSENT TO REMOVAL OF FUTURE TRUSTEES”, IN THE FOLLOWING SPACE:

[PLEASE DATE AND SIGN ON REVERSE SIDE]

i	DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION USING THE ENCLOSED PREPAID ENVELOPE PROVIDED.	i

CORVEX MANAGEMENT LP AND RELATED FUND MANAGEMENT, LLC RECOMMEND THAT YOU CONSENT TO THE REMOVAL PROPOSAL.

IF NO BOX IS MARKED FOR THE REMOVAL PROPOSAL AND THIS CARD IS PROPERLY SIGNED, DATED AND DELIVERED, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO THE REMOVAL PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY CURRENT TRUSTEE WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED.

VOTING AGAINST OR ABSTAINING FROM VOTING ON THIS REMOVAL PROPOSAL WILL HAVE THE SAME EFFECT AS NOT CONSENTING.

FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

PLEASE SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

Date: , 2014

Signature

Signature (if held jointly)

Title(s)

Please sign exactly as name appears on share certificates or on label affixed hereto. When shares are held by joint tenants, both should sign. In case of joint owners, EACH joint owner should sign and date. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such.

GREEN CARD

[FORM OF PROXY CARD]

SPECIAL MEETING OF SHAREHOLDERS

OF

COMMONWEALTH REIT

THIS SOLICITATION IS BEING MADE BY CORVEX MANAGEMENT LP, KEITH MEISTER, RELATED FUND MANAGEMENT, LLC, RELATED REAL ESTATE RECOVERY FUND GP-A, LLC, RELATED REAL ESTATE RECOVERY FUND GP, L.P., RELATED REAL ESTATE RECOVERY FUND, L.P., RRERF ACQUISITION, LLC, JEFF T. BLAU, RICHARD O’TOOLE, DAVID R. JOHNSON, JAMES CORL, EDWARD GLICKMAN, PETER LINNEMAN, JIM LOZIER AND KENNETH SHEA

THIS SOLICITATION IS NOT BEING MADE BY OR ON BEHALF OF COMMONWEALTH REIT

The undersigned, a shareholder of record of CommonWealth REIT (the “Company”), hereby appoints and constitutes each of
Keith Meister and Richard O’Toole (acting alone or together) as proxies, with full power of substitution in each, to represent the undersigned at any special meeting of shareholders of the Company, called for the purpose of electing new trustees to the Company’s board of trustees (the “Board”) in the event the proposal to remove the trustees of the Company by written consent is approved, and at any adjournments, postponements or continuations thereof (the “Special Meeting”), to vote all common shares of beneficial interest, par value $0.01 per share, held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting, and to otherwise represent the undersigned at the Special Meeting with all powers possessed by the undersigned if personal present.

1.	The election of James Corl, Edward Glickman, Peter Linneman, Jim Lozier and Kenneth Shea as trustees of the Company (the “Nominees”). This proposal is contingent upon the success of the written consent solicitation to remove the trustees of the Company.

☐	☐	☐
FOR	AGAINST	ABSTAIN

INSTRUCTION: TO VOTE “FOR”, “AGAINST” OR “ABSTAIN” FROM VOTING ON THE ELECTION OF ALL THE ABOVE-NAMED NOMINEES, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO APPROVE THE ELECTION OF CERTAIN OF THE ABOVE-NAMED PERSONS, BUT NOT ALL OF THEM, CHECK THE “FOR” BOX ABOVE AND WRITE THE NAME OF EACH SUCH NOMINEE YOU DO NOT WISH ELECTED IN THE FOLLOWING SPACE:

2.	Adjournment of the Special Meeting if a quorum is not present at the time of the Special Meeting or if otherwise necessary to solicit additional proxies to elect the Nominees.

☐	☐	☐
FOR	AGAINST	ABSTAIN

ALTHOUGH THE COMPANY RECENTLY INCREASED THE SIZE OF THE BOARD TO SEVEN TRUSTEES, CORVEX MANAGEMENT LP AND RELATED FUND MANAGEMENT, LLC ARE CURRENTLY ONLY NOMINATING FIVE TRUSTEES. CORVEX MANAGEMENT LP AND RELATED FUND MANAGEMENT, LLC RESERVE THE RIGHT TO NOMINATE ADDITIONAL PERSONS TO FILL SUCH ADDITIONAL SEATS AND IF THE COMPANY FURTHER INCREASES THE SIZE OF THE BOARD. IN THE EVENT THAT ANY ADDITIONAL PERSON IS NOMINATED THEN SUCH PERSON WILL BE NAMED AND INFORMATION REGARDING SUCH PERSON WILL BE DISSEMINATED.

IF NO BOX IS MARKED FOR THE SPECIAL MEETING PROPOSAL OR THE ADJOURNMENT PROPOSAL AND THIS CARD IS PROPERLY SIGNED, DATED AND DELIVERED, THIS PROXY WILL BE VOTED “FOR” THE SPECIAL MEETING PROPOSAL TO ELECT THE NOMINEES, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO VOTE FOR ANY NOMINEE WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED AND “FOR” THE ADJOURNMENT PROPOSAL IF A QUORUM IS NOT PRESENT AT THE TIME OF THE SPECIAL MEETING OR IF OTHERWISE NECESSARY TO SOLICIT ADDITIONAL PROXIES TO ELECT THE NOMINEES.

CORVEX MANAGEMENT LP AND RELATED FUND MANAGEMENT, LLC RECOMMEND THAT YOU VOTE “FOR” THE SPECIAL MEETING PROPOSAL AND THE ADJOURNMENT PROPOSAL.

AT THIS TIME, WE KNOW OF NO OTHER MATTERS THAT WILL BE BROUGHT BEFORE THE SPECIAL MEETING. SHOULD OTHER MATTERS PROPERLY BE BROUGHT BEFORE THE SPECIAL MEETING, INCLUDING ANY PROCEDURAL MATTERS, THIS GREEN PROXY CARD, WHEN DULY EXECUTED, WILL GIVE THE PROXIES NAMED HEREIN DISCRETIONARY AUTHORITY TO VOTE ON ALL SUCH OTHER MATTERS AND ON ALL MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING TO THE MAXIMUM EXTENT THAT THEY ARE PERMITTED TO DO SO BY APPLICABLE LAW.

FOR YOUR PROXY TO BE VALID, IT MUST BE DATED.

Date:

Signature:

Signature (if held jointly):

Title(s):

Please sign exactly as name appears on share certificates or on label affixed hereto. When shares are held by joint tenants, both should sign. In case of joint owners, EACH joint owner should sign and date. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such.

PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.